INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the registrant       /x/
Filed by a party other than the registrant        / /
Check the appropriate box:

/ /  Preliminary proxy statement

/x/  Definitive proxy statement

/ /  Definitive additional materials

/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                               E'TOWN CORPORATION
------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               E'TOWN CORPORATION
------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/x/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or Rule
     14a-6(i)(2).

/ /  $500 per each party per Exchange Act Rule 14a-6(i)(3), or Rule
     14a-6(i)(2).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                            [CORPORATION LOGO]E'TOWN

                    600 SOUTH AVENUE, WESTFIELD, N.J. 07090
                              ___________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  May 18, 1995
                              ___________________

To the Stockholders of E'TOWN CORPORATION,

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of E'town Corporation will be held at The Westwood, 438 North Avenue, Garwood, New Jersey, on Thursday, May 18, 1995, at 10:00 A.M. for the following purposes:

          1. To elect four members to the Board of Directors for terms to expire at the 1998 Annual Meeting of Stockholders.

          2. To ratify, confirm and approve the act of the Board of Directors, on February 16, 1995, appointing Deloitte & Touche LLP, Parsippany, New Jersey, as the auditors for the Corporation and its subsidiaries for the year 1995.

          3. To transact such other business as may properly be brought before such meeting or any adjournment or adjournments thereof.

     It is proposed to nominate as Directors: Andrew M. Chapman, Anne Evans Estabrook, Robert W. Kean, III and Barry T. Parker for terms of three years.

     The close of business on March 22, 1995, has been fixed as the time for the determination of the stockholders entitled to vote at said meeting, or any adjournments thereof, and only stockholders of record at such time will be entitled to vote at such meeting, or at any adjournments thereof.

     You are urged to sign, date and return the enclosed proxy promptly, using the envelope enclosed for your convenience. You may revoke your proxy at any time prior to the meeting and vote in person at the meeting.

                                        By Order of the Board of Directors,


                                                 Walter M. Braswell
                                                     Secretary
Westfield, New Jersey
March 29, 1995

                               E'TOWN CORPORATION

                    600 SOUTH AVENUE, WESTFIELD, N.J. 07090




                                                                 March 29, 1995


                                PROXY STATEMENT

     The following statement is furnished in connection with the solicitation by the Board of Directors of E'town Corporation ("E'town" or the "Corporation") of proxies to be used at the Annual Meeting of the holders of the Common Stock of the Corporation, to be held May 18, 1995, at the hour and place set forth in the Notice of Annual Meeting accompanying this Proxy Statement. This Proxy Statement and the accompanying proxy were first sent to shareholders on March 29, 1995.


                        PERSONS MAKING THE SOLICITATION

     This solicitation is made on behalf of the Board of Directors of the Corporation. The cost of soliciting these proxies will be borne by the Corporation. In addition to solicitation by mail, the Corporation may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and may reimburse them for their expenses in so doing. The solicitation will be initially by mail, and it may later be decided to make further solicitations by mail, telephone, telefax, or personal call by directors, officers and regular employees of the Corporation. The Corporation has retained Georgeson & Company ("Georgeson") to assist in the solicitation pursuant to which Georgeson will be paid a fee of $5,500 plus expenses.


                    VOTING SECURITIES AND OWNERSHIP THEREOF
                  BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of March 22, 1995, there were outstanding 6,629,840 shares of the Corporation's Common Stock, the only capital stock entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. As stated in the Notice of Meeting, only holders of record of the Common Stock on such date will be entitled to vote at the meeting or any adjournment thereof.

     Under current rules of the Securities and Exchange Commission (the "SEC"), a person who directly or indirectly has or shares voting power and/or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the vote of shares, and investment power is the power to dispose of or direct the disposition of shares.

     To the knowledge of the Corporation, no persons owned beneficially more than 5% of the outstanding Common Stock as of March 22, 1995.

     The following information pertains to the Common Stock of the Corporation that, to the knowledge of the Corporation, is beneficially owned, directly or indirectly, individually and as a group, by all Directors and Executive Officers of the Corporation and its subsidiaries, Elizabethtown Water Company ("Elizabethtown") and E'town Properties, Inc. ("Properties"), as of March 22, 1995.
                                                          No. of         Percent
Title of Class    Name of Beneficial Owner               Shares(1)      of Class
--------------    ------------------------               ---------      --------
Common Stock .... Brendan T. Byrne ...................     1,250          .02
                  Edward F. Cash .....................    10,176          .15
                  Thomas J. Cawley ...................    12,012          .18
                  Andrew M. Chapman ..................    16,750          .25
                  Frank Critelli .....................     4,577(2)       .07
                  Anne Evans Estabrook ...............    26,313          .40
                  John Kean ..........................   290,004(3)      4.37
                  Robert W. Kean, Jr. .................  187,627(4)      2.83
                  Robert W. Kean, III ................       570          .01
                  Arthur P. Morgan ...................       331          .01
                  Barry T. Parker ....................     2,080(5)       .03
                  Henry S. Patterson, II .............    10,570          .16
                  Hugo M. Pfaltz, Jr. ................     9,001(6)       .14
                  Chester A. Ring, 3rd ...............    16,515          .25
                  Norbert Wagner .....................    12,218          .18
                  Directors and Executive
                   Officers as a group ...............   629,372         9.45
_______________

(1) Includes shares held for Executive Officers under the Corporation's Tax Reduction Act Stock Ownership Plan and Elizabethtown's Savings and Investment Plan (the "401(k) Plan") and shares subject to options granted but not yet exercised under the 1982 Incentive Stock Option Plan and 1987 Stock Option Plan.

(2)  Retired 11/01/04.

(3) Includes 270,741 shares held under two trusts for which beneficial owner is a co-trustee and beneficial owner indicated shares voting and investment power with respect to these shares.

(4) Includes 171,567 shares held under a trust for which beneficial owner is a co-trustee and beneficial owner indicated shares voting and investment power with respect to these shares.

(5) Includes 600 shares held under a trust for which beneficial owner is a co-trustee and beneficial owner indicated shares voting and investment power with respect to these shares.

(6) Includes 1,250 shares of Common Stock issuable upon conversion of debentures held by a partnership of which Mr. Pfaltz is a general partner.

                            I. ELECTION OF DIRECTORS

The Board of Directors

     The Board of Directors is divided into three classes of directorships, with directors in each class serving staggered three-year terms. At each Annual Meeting of Stockholders, the terms of directors in one of the three classes expire. At that Annual Meeting of Stockholders, directors are elected in a class to succeed the directors whose terms expire. The terms of the directors so elected will expire at the third Annual Meeting of Stockholders thereafter. Accordingly, of the current Directors, three are in the class to be elected at the 1995 Annual Meeting of Stockholders (and an additional Director nominee is being proposed for such class), four are in the class to be elected at the 1996 Annual Meeting of Stockholders and four are in the class to be elected at the 1997 Annual Meeting of Stockholders.

     Every shareholder entitled to vote shall have the right to vote the number of shares owned by him or her for as many candidates for election as there are directors to be elected. Directors shall be elected by a plurality of the votes cast at the election. With respect to election of directors, the approval of auditors and any other matter submitted to a vote of shareholders, votes shall be counted by designated agents and tabulated by inspectors, with abstentions and non-votes, including broker non-votes, treated as votes not cast.

     It is intended that the shares of Common Stock represented by the accompanying proxy will be voted at the 1995 Annual Meeting of Stockholders for the election of nominees ANDREW M. CHAPMAN, ANNE EVANS ESTABROOK, ROBERT W. KEAN, III, and BARRY T. PARKER, who have been designated by the Board of Directors as the four nominees who, if elected, shall serve as Directors in the class of directorships whose members' terms will expire in 1998.

     The Board of Directors has no Nominating Committee. In February 1995, pursuant to authority granted it in the Corporation's by-laws, the Board of Directors expanded the number of Directors comprising the Board from eleven to twelve members, effective as of the Annual Meeting, and nominated Andrew M. Chapman to serve as such additional Director. All of the foregoing nominees except Andrew M. Chapman are now Directors of the Corporation. While it is not anticipated that any of the nominees will be unable to serve, if any such nominee is not a candidate for election as a Director at the 1995 Annual Meeting of Stockholders, the proxy will be voted in favor of such other person or persons in lieu thereof as the present Board of Directors shall determine unless the proxy withholds authority to vote for all nominees.

     The following information relates to the nominees named herein and the other persons whose terms as Directors will continue after the 1995 Annual Meeting of Stockholders.


NOMINEES:

Name, Age and Other Positions,                                  Period Served as Director                        Term
if any, with Registrant                                    Business Experience During Past 5 Years              Expires
------------------------------                             ---------------------------------------              -------
Andrew M. Chapman, 39, Chief
Financial Officer and Treasurer,
E'town Corporation, Executive Vice
President and Chief Financial Officer,
Elizabethtown Water Company and
Treasurer, E'town Properties, Inc. ..........      Served as Chief Financial Officer of the Corporation           1998
                                                   since August 1989 and Treasurer of the Corporation
                                                   since November 1990 and since May 1994, Executive
                                                   Vice President and Chief Financial Officer of
                                                   Elizabethtown. He served as Senior Vice President of
                                                   Elizabethtown from April 1993 to May 1994, Chief
                                                   Financial Officer of Elizabethtown from November 1990
                                                   to May 1994 and Treasurer of Elizabethtown from
                                                   August 1989 to May 1994. Prior to 1989, he was
                                                   Director of the Office of Financial Management of the
                                                   State of New Jersey, Department of Treasury and,
                                                   earlier, a Vice President at Shearson Lehman Brothers.
                                                   He is not currently a Director of the Corporation.

Anne Evans Estabrook, 50, Vice
President, E'town Corporation,
Member of Corporate Planning
and Elizabethtown's Executive
Compensation Committees ....................       Served as Director of Elizabethtown since December              1998
                                                   1982, the Corporation since March 1985 and Properties
                                                   since July 1987 and as a Vice President of the
                                                   Corporation since September 1987. She has been the
                                                   owner of Elberon Development Co. (a real estate
                                                   holding company) since 1984 and is President of David
                                                   O. Evans, Inc. (a construction company). She has
                                                   served as a Director of UJB Financial Corp. since April
                                                   1994 and United Jersey Bank since July 1994. She
                                                   served as Director of the Constellation Bancorp and
                                                   Constellation Bank until March 1994.
Robert W. Kean, III, 47,
Executive Vice President,
E'town Properties, Inc. ....................       Served as Director of the Corporation since May 1989            1998
                                                   and Director and Executive Vice President of Properties
                                                   since July 1987.

Barry T. Parker, 62, Member of
Audit Committee ............................      Served as Director of Elizabethtown since January 1983           1998
                                                  and the Corporation since 1991. He has been partner in
                                                  the law firm of Parker, McCay & Criscuolo since 1967.



      THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THESE NOMINEES.


OTHER DIRECTORS:

Name, Age and Other Positions,                                  Period Served as Director                        Term
if any, with Registrant                                    Business Experience During Past 5 Years              Expires
------------------------------                             ---------------------------------------              -------


Brendan T. Byrne, 70, Member of
Audit, Corporate Planning, Executive
Compensation, Stock Options and
Elizabethtown's Executive
Compensation Committees .....................      Served as Director of Elizabethtown since July 1982 and         1997
                                                   the Corporation since March 1985. He has been a
                                                   partner in the law firm of Carella, Byrne, Bain, Gilfillan,
                                                   Cecchi & Stewart since 1982. From 1974 until 1982 he
                                                   was Governor of the State of New Jersey. He is also a
                                                   Director of Ingersoll-Rand, The Chelsea GCA Group
                                                   Realty Partnership, LP and Cali Realty and was a
                                                   Director of Prudential Insurance Company of America
                                                   until his retirement in March 1994, of Jamesway
                                                   Corporation until January 1995 and of Bell Atlantic of
                                                   New Jersey until his retirement in January 1995.

Thomas J. Cawley, 64, President,
Elizabethtown Water Company .................      Served as Director of Elizabethtown and the Corporation         1996
                                                   since August 1992, and Properties since July 1987. He
                                                   has been President of Elizabethtown Water Company and
                                                   its subsidiary, The Mount Holly Water Company since
                                                   August 1992. He served as Executive Vice President of
                                                   Elizabethtown from 1987 to 1992. He joined
                                                   Elizabethtown in 1969 and served in a variety of
                                                   operating positions until elected Executive Vice President in 1987.

John Kean, 65, Member of
Elizabethtown's Pension Investment
Committee ...................................      Served as Director of Elizabethtown since 1957 and the          1996
                                                   Corporation since March 1985. He is Chairman, Chief
                                                   Executive Officer and Director of NUI Corporation and
                                                   was, until October 1994, Chairman of the Board and
                                                   Director of Elizabethtown Gas Company, previously a
                                                   subsidiary of NUI Corporation. He also is an Honorary
                                                   President of the International Gas Union.

Robert W. Kean, Jr., 72, Chairman and
Chief Executive Officer, E'town
Corporation and Elizabethtown Water
Company .....................................      Served as Director of Elizabethtown since 1949 and the          1997
                                                   Corporation since March 1985. He is Chairman of the
                                                   Board and Chief Executive Officer of both the
                                                   Corporation and Elizabethtown. He is a Director of NUI
                                                   Corporation and was, until October 1994, a Director of
                                                   Elizabethtown Gas Company, previously a subsidiary of
                                                   NUI Corporation. He was Chairman of the Board and
                                                   Director of Constellation Bancorp and a Director of
                                                   Constellation Bank until March 1994. He is a Director
                                                   of New Jersey Manufacturers Insurance Company
                                                   and New Jersey Business and Industry Association.




Name, Age and Other Positions,                                  Period Served as Director                        Term
if any, with Registrant                                    Business Experience During Past 5 Years              Expires
------------------------------                             ---------------------------------------              -------


Arthur P. Morgan, 71, Member of
Audit and Elizabethtown's Pension
Investment Cimmittees ......................      Served as Director of Elizabethtown since 1973 and the          1996
                                                  Corporation since 1991. He retired in 1985 as Executive
                                                  Vice President and Director of Princeton Bank & Trust
                                                  and he retired in 1991 from the Tucker Capital
                                                  Corporation where he served as a Financial Consultant
                                                  for 6 years. He served as Director of Chemical Bank,
                                                  New Jersey, until January 1, 1994.

Henry S. Patterson, II, 72, President,
E'town Corporation and E'town
Properties, Inc ...........................       Served as Director of Elizabethtown since 1959, the             1997
                                                  Corporation since March 1985 and Properties since July
                                                  1987; and President of the Corporation since March 1985
                                                  and Properties since July 1987. He is a Director of UJB
                                                  Financial Corp. and its subsidiaries, United Jersey Bank
                                                  and UJB Investor Services Co.

Hugo M. Pfaltz, Jr., 63, Member of
Corporate Planning, Executive
Compensation, Stock Options, and
Elizabethtown's Executive
Compensation and Pension Investment
Committees ................................      Served as Director of Elizabethtown since October 1980,          1997
                                                 the Corporation since June 1987 and Properties since
                                                 July 1987. Since 1976, he has been a principal of the
                                                 law firm of Pfaltz & Woller, P.A. since 1976.

Chester A. Ring, 3rd, 67, Member of
Elizabethtown's Pension Investment
Committee .................................      Served as Director of Elizabethtown since December               1996
                                                 1982 and the Corporation since June 1987. Effective
                                                 August 1, 1992, he retired as President of Elizabethtown
                                                 Water Company.


     Family Relationships. Robert W. Kean, Jr. is a first cousin of John Kean and the father of Robert W. Kean, III.

     Transactions. Utility Billing Services, a subsidiary of Elizabethtown Gas Company, of which John Kean is Chairman of the Board and a director and Robert
W. Kean, Jr. is a director, provides data processing services to Elizabethtown and its subsidiary pursuant to a contract expiring December 31, 1997. The charges for such services totalled $602,680 for the year ended December 31, 1994. Elizabethtown also purchases printing and related services from Elizabethtown Gas Company amounting to $32,217 for 1994.

     It is the opinion of management that the amounts charged for these services were generally as favorable as those that would be charged for such services by comparable unaffiliated sources. Management periodically reviews the terms of these arrangements to ensure that the costs for these services are comparable to those that would be charged in the general market.

     In July 1994, Elizabethtown entered into a $60,000,000 revolving credit agreement with six banks. United Jersey Bank, of which Anne Evans Estabrook and Henry S. Patterson II are directors, is committed to lend $5,000,000 under the agreement. There were no loans from United Jersey Bank under the agreement during 1994.

     Change in Control Agreement. E'town has entered into an agreement with Andrew M. Chapman that provides him certain extended benefits in the event that his employment is terminated by the Corporation (other than for cause) within three years following a change in control of the Corporation. In the event of such a termination, Mr. Chapman would be entitled under the agreement to receive salary and incentive compensation, as well as medical and other benefits, at the rates in effect prior to such termination for a period of thirty months thereafter. In addition, any incentive compensation awards due to Mr. Chapman prior to the change in control but not yet paid would be paid on the date of termination and any restricted stock not vested at the time of the change in control would thereupon become vested. The amounts payable pursuant to the agreement will be reduced, if necessary, to avoid excise tax under the Federal tax laws. The agreement expires on December 31, 1995, subject to automatic annual renewal unless prior notice is given by the Corporation.

     Meetings and Committees. The Board of Directors of the Corporation held eleven meetings in 1994, with an attendance record by Directors of 97%. There are six committees of the Board of Directors. Unless otherwise indicated, these committees perform the indicated functions for both the Corporation and Elizabethtown.

     The Audit Committee, which met four times in 1994, reviews the scope of the annual audit by the Corporation's independent auditors, receives and reviews the auditors' annual report, annually recommends to the Board of Directors the appointment of independent auditors, subject to approval by the stockholders, and oversees the activities of Elizabethtown's internal auditor. The Audit Committee was composed of Barry T. Parker, Chairman, Brendan T. Byrne and Arthur
P. Morgan.

     The Corporate Planning Committee, which met three times during 1994, reviews and makes recommendations to the Board of Directors regarding the Corporation's current and long-range strategic plans and objectives, and any other matters that may be assigned by the Board of Directors to the Committee. The Committee consisted of Brendan T. Byrne, Chairman, Hugo M. Pfaltz, Jr. and Anne Evans Estabrook.

     The Executive Compensation Committee of Elizabethtown (the "Elizabethtown Committee"), which met twice during 1994, reviews and recommends to the Elizabethtown Board of Directors salaries and bonuses as well as awards under incentive programs for officers of Elizabethtown. During 1994, it was composed of Anne Evans Estabrook, Chairperson, Brendan T. Byrne and Hugo M. Pfaltz, Jr. The Executive Compensation Committee of E'town (the "E'town Committee"), which has similar duties with respect to E'town and was composed of Brendan T. Byrne and Hugo M. Pfaltz, Jr., did not meet during 1994.

     The Pension Investment Committee of Elizabethtown meets with the Investment Managers for Elizabethtown's Employees' Retirement Plan Fund to review investment policies and determine recommended investment objectives for the Fund. The Committee met four times in 1994 and was composed of Arthur P. Morgan, Chairman, John Kean, Hugo M. Pfaltz, Jr. and Chester A. Ring, 3rd.

     The Stock Options Committee of E'town, which did not meet in 1994, administers the 1982 Incentive Stock Option Plan and the 1987 Stock Option Plan and consists of Hugo M. Pfaltz, Jr., Chairman, and Brendan T. Byrne.

                            ________________________

     Executive Management Committee. The Boards of Directors of the Corporation and Elizabethtown have established an Executive Management Committee, currently composed of both directors and officers, to review general policy and planning matters and make recommendations to the Boards of Directors as to policy decisions. This Committee, which usually meets bi-monthly, is composed of Robert
W. Kean, Jr., Anne Evans Estabrook, Thomas J. Cawley, Henry S. Patterson, II and Andrew M. Chapman.

Board of Director's Compensation Committee Report on Executive Compensation

     E'town's Executive Compensation Committee (the "E'town Committee") consists of two E'town directors: Brendan T. Byrne and Hugo M. Pfaltz, Jr. The Executive Compensation Committee of Elizabethtown (the "Elizabethtown Committee"), the principal subsidiary of E'town, is composed of three Elizabethtown directors:
Anne Evans Estabrook, Chairperson, Brendan T. Byrne and Hugo M. Pfaltz, Jr.

     Each executive officer named in the Summary Compensation Table is an executive officer of, and is compensated by, Elizabethtown. The Elizabethtown Committee reviews and recommends to Elizabethtown's Board of Directors the salaries and benefits for the executive officers of Elizabethtown. The Elizabethtown Committee designs its executive compensation program to enable Elizabethtown to attract, motivate and retain the caliber of executives required to effectively attain Elizabethtown's objectives.

     The Elizabethtown Committee administers executive compensation to ensure that the compensation remains competitive with levels paid to comparable positions in comparably-sized companies in three groups: water utilities, other utilities and general industry. The select group of water utilities used for comparative purposes includes those set forth in Note 2 to the performance graph entitled "Comparison of Five-year Cumulative Total Return v. S&P 500 and Peer Group of Water Utilities."

     The Elizabethtown Committee and the E'town Committee believe that competitive salaries provide the foundation of the executive officer compensation program of E'town and Elizabethtown and are essential for E'town and Elizabethtown to attract and retain qualified executive officers. The Elizabethtown Committee positions executive pay levels at the median of the comparative group, annually evaluating the continued competitiveness of these levels. The pay program consists primarily of annual merit increases and is sufficiently variable that above average performance is adequately rewarded and below average performance, if it occurs, is not rewarded.

     The E'town Committee can also make restricted stock grants and recommend the granting of stock options. Stock options and restricted stock grants are used primarily to retain and motivate Executive Officers to improve the long-term stock market performance of E'town. No stock options have been granted since 1990. In 1992, the first awards under the restricted stock plan were made. No restricted stock awards were made in 1993 or 1994. The 1992 awards to the five most highly compensated Executive Officers other than the Chief Executive Officer are shown in the Summary Compensation Table.

     Current SEC regulations also require a discussion of the relationship between the Chief Executive Officer's (Robert W. Kean, Jr.) compensation and company performance for the last completed fiscal year. At his request Mr. Kean's salary has been maintained at its 1988 level. He has also disqualified himself from participation in the incentive plans. The E'town Committee and the Elizabethtown Committee are aware that Mr. Kean's present compensation is less than his peers at the select group of water companies used for comparative purposes.

The Executive Compensation               The Executive Compensation Committee of
   Committee of E'town Corporation:          Elizabethtown Water Company:

     Brendan T. Byrne                          Anne Evans Estabrook, Chairperson
     Hugo M. Pfaltz, Jr.                       Brendan T. Byrne
                                               Hugo M. Pfaltz, Jr.

     The following performance graph illustrates the cumulative total return to shareholders from the beginning of 1990 to the end of 1994 in comparison to the Standard & Poor's ("S&P") 500 and a peer group of Water Utilities (Note 2). This peer group is included in the statistical survey used by the E'town Committee and the Elizabethtown Committee for comparative purposes.


                               E'TOWN CORPORATION
               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN(1)
                                      VS.
                  S&P 500 AND PEER GROUP OF WATER UTILITIES(2)
                             (Thousands of Dollars)
--------------------------------------------------------------------------------
                       1989       1990      1991      1992      1993      1994
--------------------------------------------------------------------------------
E'town .............   10.0       9.589    12.472    13.060    15.657    14.114
--------------------------------------------------------------------------------
Water Utilities ....   10.0       9.282    13.254    14.679    16.725    15.581
--------------------------------------------------------------------------------
S&P 500 ............   10.0      10.311    13.439    14.462    15.913    16.129
--------------------------------------------------------------------------------

(1) Assumes $10,000 invested December 31, 1989 in E'town Corporation Common Stock, S&P 500 and Water Utilities. All dividends are assumed to be reinvested over the five year period. Total returns for each Water Utility were determined in accordance with SEC regulations; i.e. weighted according to each such issuer's stock market capitalization.

(2) Water Utilities: American Water Works, Aquarion, California Water Service, Connecticut Water Service, Consumers Water, Dominguez Services, E'town, IWC Resources, Middlesex Water, Philadelphia Suburban, San Jose Water, Southern California Water, Southwest Water, United Water Resources.


                                                                E'TOWN CORPORATION

                                                            Summary Compensation Table

                                                                                                        Long-Term
                                                        Annual Compensation                           Compensation
                                          ----------------------------------------------      ------------------------------
                                          Fiscal     Salary        Bonus     Other Annual      Restricted          All Other
                                           Year       ($)           ($)      Compensation     Stock Awards       Compensation
      Name & Principal Position            (1)      (2)&(3)         (4)         ($)(5)           ($)(5)              ($)
      -------------------------           -----     -------        -----     ------------     ------------       ------------
Robert W. Kean, Jr. ....................   1994     $201,250            $0        $0                 $0            $5,903(6)
  Chairman and Chief Executive             1993     $201,250            $0        $0                 $0            $5,862
  Officer, E'town Corporation and          1992     $208,943            $0        $0                 $0            $6,464
  Elizabethtown Water Company

Thomas J. Cawley .......................   1994     $192,000            $0        $0                 $0            $6,594(6)
  President, Elizabethtown Water           1993     $178,877       $10,000        $0                 $0            $6,597
  Company                                  1992     $154,160            $0        $0            $18,014            $6,196

Andrew M. Chapman ......................   1994     $150,869            $0        $0                 $0            $6,223(6)
  Chief Financial Officer and Treasurer    1993     $139,058        $7,500        $0                 $0            $5,836
  of E'town Corporation and Chief          1992     $136,306            $0        $0            $17,328            $5,723
  Financial Officer, Senior Vice
  President and Treasurer of
  Elizabethtown Water Company

Frank Critelli .........................   1994     $139,858            $0        $0                 $0            $5,953(6)
  Controller and Assistant Secretary       1993     $130,581        $4,000        $0                 $0            $5,480
  of E'town Corporation and Senior         1992     $129,246            $0        $0            $16,432            $5,294
  Vice President--Accounting and Rates-
  Assistant Secretary of Elizabethtown
  Water Company (Retired 11/01/94)

Norbert Wagner .........................   1994     $118,558            $0        $0                 $0            $4,890(6)
  Senior Vice President,                   1993     $111,927        $7,500        $0                 $0            $4,696
  Elizabethtown Water Company              1992     $106,569            $0        $0             $8,757            $4,472

Edward F. Cash .........................   1994     $115,323            $0        $0                 $0            $4,756(6)
  Vice President--Customer Services,       1993     $110,343        $5,000        $0                 $0            $4,630
  Elizabethtown Water Company              1992     $109,266            $0        $0             $9,258            $4,223

-----------
(1)  1992 has 53 pay weeks.

(2) All salaries are paid by Elizabethtown, the Corporation's principal subsidiary.

(3) Includes pretax contributions to the 401(k) Plan and Director's fees for R.W. Kean, Jr. and T.J. Cawley.

(4) The bonus payments in 1993 for T.J. Cawley, A.M. Chapman, F. Critelli, N. Wagner and E.F. Cash were determined by the Executive Compensation Committee of Elizabethtown based on its evaluation of each executive's contribution to Elizabethtown, taking into account each executive's base salary.

(5) Restricted stock awards of the E'town Corporation 1990 Performance Stock Program will vest, unless a forfeiture event occurs, on the third anniversary under the date of the award. Unless forfeited, restricted stock awards include voting and dividend rights. The number and value of shares of restricted stock held by the named executive officers at 12/31/94: T.J. Cawley, 683 shares ($18,014); A.M. Chapman, 657 shares ($17,328); N.
     Wagner, 332 shares ($8,757); and E.F. Cash, 351 shares ($9,258). Upon the retirement of F. Critelli, effective 11/1/94, 623 shares of restricted stock with a market value of $15,887 were distributed to him. R.W. Kean, Jr. has disqualified himself from E'town's 1990 Performance Stock Program. To date, no awards have been granted under Elizabethtown's Management Incentive Plan.

(6) Includes 401(k) Plan matching contributions by Elizabethtown and life insurance premiums for: R.W. Kean, Jr. $4,620 and $1,283; T.J. Cawley $4,620 and $1,974; A.M. Chapman $4,521 and $1,702; F. Critelli $4,196 and
     $1,757; N. Wagner $3,552 and $1,338; and E.F. Cash $3,455 and $1,301,
     respectively.

                                        E'TOWN CORPORATION

                            Aggregated Options/SAR Exercises in Last Fiscal
                              Year and Fiscal Year-End Option/SAR Values



                                                                                      Value of all
                                                                 Number of             Outstanding
                             Shares                           All outstanding         In-the-Money
                            Acquired           Aggregate      Options/SARs at         Options/SARs
                               on                Value           12/31/94              at 12/31/94
                            Exercise           Realized        Exercisable             Exercisable
    Name                      (#)                 ($)            (2),(3)                 (2),(3)
   -----                    --------           --------       -------------            -----------
Robert W. Kean, Jr.(1) ...     0                  $0                  0                       $0

Thomas J. Cawley .........     0                  $0              3,300                     $690

Andrew M. Chapman ........     0                  $0             15,000                  $12,788

Frank Critelli (4) .......     0                  $0              7,800                   $3,862

Norbert Wagner ...........     0                  $0                850                     $178

Edward F. Cash ...........     0                  $0                  0                       $0
----------

(1) R.W. Kean, Jr. has disqualified himself from participation in the 1982 and 1987 Stock Option Plans.

(2)  All outstanding options are exercisable.

(3) To date, no Stock Appreciation Rights have been granted under the 1982 or 1987 Stock Option Plans.

(4)  Retired 11/01/94.


                                ---------------

     Directors' Fees. Directors of the Corporation who are also not officers of Elizabethtown or employees of Properties receive an attendance fee of $550 for Board meetings held on days not coincident with Board meetings of Elizabethtown. Directors of Elizabethtown who are not also officers of Elizabethtown or employees of Properties are paid an annual retainer of $10,000 and a fee of $550 for each meeting of the Board of Directors attended. Directors who are officers of Elizabethtown or employees of Properties are paid a $100 fee for each Board meeting they attend.

     Members of committees who are not officers of Elizabethtown or employees of Properties are paid $350 for participation at Committee meetings on the same day as regular Board meetings and $550 for meetings held on days other than Board meetings. No fees are paid to members of the Executive Management Committee for attendance at meetings. A Director cannot stand for re-election after his or her 72nd birthday. A retired Director with 10 or more years' service on the Board of Directors becomes eligible at age 72 to receive a pension for life equal to the annual retainer in effect at the date the Director becomes eligible for the pension. A retiring Director with 5 to 9 years of service will receive a pension equal to the annual retainer in effect at the date of retirement for the number of years served as a Director.

     In addition, Henry S. Patterson, II, who retired as President of Elizabethtown on July 1, 1987, serves as President of the Corporation, for which he receives no salary. In addition to Directors' fees as noted above and retirement benefits accrued under the retirement plans discussed below in respect of his service as an employee prior to his retirement in 1987, Henry S. Patterson, II receives an annual consulting fee of $75,000.

     Pensions. Elizabethtown's non-contributory defined benefit retirement plan provides that a participant will receive an annual retirement benefit equal in amount to 1.525% of the participant's final average compensation (the average of the highest five consecutive calendar years' base earnings) multiplied by the number of years of credited service (up to a maximum of 40). Remuneration covered under the retirement plan includes base wages only. Directors who are not also officers or employees do not participate.

     The following table shows annual pension benefits payable to employees, including officers, upon retirement at age 65, in various remuneration and years-of-service classifications. The compensation taken into account under a tax-qualified plan is subject to a maximum annual limit under the Internal Revenue Code of 1986, as amended, adjusted annually for cost of living increases ($235,840 in 1993 and $150,000 in 1994 and 1995).


Highest
Consecutive
Five Year                                        Annual Benefits for Years of Service Indicated
Average          -------------------------------------------------------------------------------------------------------------------
Compensation     10 years        15 years         20 years          25 years          30 years            35 years          40 years
------------     --------        --------         --------          --------          --------            --------          --------

$ 75,000          $11,437         $17,156          $22,875           $28,594          $ 34,312            $ 40,031          $ 45,750
 100,000           15,250          22,875           30,500            38,125            45,750              53,375            61,000
 125,000           19,062          28,594           38,125            47,656            57,187              66,719            76,250
 150,000           22,875          34,313           45,750            57,188            68,625              80,063            91,500
 175,000           26,687          40,031           53,375            66,719            80,062              93,406           106,750
 200,000           30,500          45,750           61,000            76,250            91,500             106,750           122,000
 225,000           34,313          51,469           68,625            85,781           102,938             120,094           137,250
 250,000           38,125          57,188           76,250            95,313           114,375             133,438           152,500



     The annual benefit amounts shown above are not subject to any deduction for Social Security benefits or other offset amounts. The number of years of service now credited under the retirement plan is as indicated for the following officers: Robert W. Kean, Jr., 40 years; Thomas J. Cawley, 25 years; Andrew M. Chapman, 5 years; Norbert Wagner, 31 years and Edward F. Cash, 36 years.

     Executive officers of Elizabethtown either have or will be eligible for a Supplemental Executive Retirement Plan benefit upon the attainment of the normal retirement age of 65 with a minimum of 20 years service. The benefit payable under this plan is an amount equal to the difference between 60% of the average annual base salary for the thirty-six months prior to retirement and the regular pension benefit shown in the table above.


                              CERTAIN SEC FILINGS

     Section 16(a) of the Securities Exchange Act of 1934 and the rules promulgated thereunder require that directors and certain executive officers of the Corporation, Elizabethtown and Properties and certain beneficial owners of the Corporation's equity securities file with the SEC various reports of holdings of and transactions in the Corporation's equity securities. In addition, directors and certain executive officers are required to file an initial report under Section 16(a) upon becoming a director or executive officer regardless of their holdings, if any, of equity securities of the Corporation. Effective May 1, 1994, Mr. Dennis Doll became Controller of Elizabethtown and was therefore required by these rules to file an initial report with the SEC within ten days of such effective date. Through inadvertence the required report was not filed until June 21, 1994.

                          ELIZABETHTOWN WATER COMPANY

     Elizabethtown is a wholly-owned subsidiary of the Corporation. The Board of Directors of Elizabethtown currently numbers eleven individuals, consisting of the Directors of the Corporation. There is currently one vacancy on the Board of Directors. The eleven directors of Elizabethtown will stand for re-election and it is the intention of the Board of Directors of the Corporation to re-elect all of such persons as directors of Elizabethtown. If Andrew M. Chapman is elected a Director of the Corporation at the Annual Meeting, the Board of Directors of the Corporation intends to elect him a Director of Elizabethtown.


                    II. APPROVAL OF APPOINTMENT OF AUDITORS

     Deloitte & Touche LLP, Two Hilton Court, Parsippany, New Jersey 07054, independent certified public accountants, have been selected by the Board of Directors, upon recommendation of the Audit Committee, to serve as independent auditors of the Corporation for the year ending December 31, 1995.


     The appointment of Deloitte & Touche LLP continues a relationship that began in 1950. Stockholder approval of this appointment is requested. In the event a majority of the votes cast is against approval, the Board of Directors will reconsider the appointment.

     It is expected that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                              III. OTHER BUSINESS

     Management does not intend to present and does not have any reason to believe that others will present at the 1995 Annual Meeting of Stockholders any item of business other than the proposals set forth herein. However, if other matters are properly presented for a vote, the proxies will be voted upon such matters in accordance with the judgment of the person acting under the proxies. Dissenting stockholders have no rights of appraisal with respect to the proposals set forth herein.


                             STOCKHOLDER PROPOSALS

     Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the SEC. Should a stockholder intend to present a proposal at next year's annual meeting, it must be received by the Secretary of the Corporation (at 600 South Avenue, Westfield, New Jersey 07090) by not later than November 29, 1995 in order to be included in the Corporation's proxy statement and form of proxy relating to that meeting. Under the rules of the SEC, a stockholder submitting a proposal is required to be a record or beneficial owner of at least 1% or $1,000 in market value of Common Stock for at least one year prior to the date of submission of the proposal, and he or she must continue to own such securities through the date on which the meeting is held.

                                        On Behalf of the Board of Directors,


                                                 Walter M. Braswell
                                                     Secretary
Westfield, New Jersey

                               E'TOWN CORPORATION


          PROXY SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION


     The undersigned hereby appoints ROBERT W. KEAN, JR. and HENRY S. PATTERSON, II, or any one of them with full power of substitution, attorneys, agents and proxies to vote on behalf of the undersigned at the annual meeting of Stockholders of E'town Corporation to be held Thursday, May 18, 1995, at 10:00 A.M. or any adjournments thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholders. If no direction is made, this proxy will be voted FOR Proposals (1) and (2).

                         Continued, and to be signed and dated, on reverse side.




                                                       E'TOWN CORPORATION
                                                       P.O. BOX 11997
                                                       NEW YORK, N.Y. 10203-0997

1.  ELECTION OF DIRECTORS:  FOR all nominees listed below.
            .
                            WITHHOLD AUTHORITY to vote for all nominees
                                               listed below.
                           *EXCEPTIONS
   Nominees: Andrew M. Chapman, Anne Evans Estabrook, Robert W. Kean, III and Barry T. Parker.

   (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

                  *Exceptions___________________________________________________

2. APPROVAL OF APPOINTMENT OF Deloitte & Touche LLP as independent auditors.

   FOR           AGAINST            ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

I plan to attend the meeting

Change of Address and/or Comments Mark Here


                   PLEASE DATE AND SIGN EXACTLY AS INDICATED AT LEFT, FOR JOINT ACCOUNTS, EACH JOINT OWNER SHOULD SIGN.

                   Dated:  ______________________________________________, 1995

                           ______________________________________________
                                            Signature
                           ______________________________________________
                                            Signature

Sign, Date and Return the Proxy card
Promptly Using the Enclosed Envelope.

                                               Votes must be indicated
                                               (x) in Black or Blue ink